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                         EXHIBIT (99)(a)
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PROXY

                  SPECIAL MEETING OF SHAREHOLDERS
                      TOM GREEN NATIONAL BANK

                      -----------------, 1996

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE ASSOCIATION


              The undersigned shareholder of Tom Green National Bank, a national banking association ("Tom Green National"), hereby appoints Caroline Cargile, Clovis Olsak and Ben Woodward (the "Proxies"), and either of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of common stock of Tom Green National that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the offices of Tom Green National, 2302 Pulliam Street, San Angelo, Texas 76903, on -------------, 1996, at 10:00, a.m. local time, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, as follows:

              Proposal to approve an Agreement and Plan of Merger, dated August 29, 1995, by and between Boatmen's First National Bank of Amarillo, a national banking association, and Tom Green
              National, and joined in by Boatmen's
              Bancshares, Inc., a Missouri corporation
              ("Boatmen's"), and Boatmen's Texas, Inc., a
              Missouri corporation and wholly-owned
              subsidiary of Boatmen's

               ------ FOR   ------ AGAINST  ------ ABSTAIN

              Proposal to permit the Special Meeting of Shareholders to be adjourned or postponed, in the discretion of the Proxies, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the referenced Agreement and Plan of Merger.

              ------ FOR    ------ AGAINST  ------ ABSTAIN

The undersigned hereby ratifies and confirms all that said proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of said meeting and the Proxy Statement/Prospectus accompanying it.

THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU ABOVE.  IF NO
SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED "FOR" THE
PROPOSALS DESCRIBED ABOVE.

Dated -----------------, 1996

                                 ------------------------------------
                                 Please insert date of signing.
                                 Sign exactly as name appears at
                                 left.  Where stock is issued in
                                 two or more names, all should
                                 sign.  If signing as attorney,
                                 administrator, executor, trustee
                                 or guardian, give full title as
                                 such.  A corporation should sign
                                 by an authorized officer and
                                 affix seal.